Exhibit 99.1

Media Relations: Constance Griffiths (949) 230-4867 Constance.Griffiths@skyworksinc.com	Investor Relations: Raji Gill (949) 508-0973 Raji.Gill@skyworksinc.com

Skyworks Reports Q3 Fiscal 2025 Results

•Delivers Revenue of $965 Million
•Posts GAAP Diluted EPS of $0.70 and Non-GAAP Diluted EPS of $1.33
•Generates YTD Operating Cash Flow of $1.1 Billion and Free Cash Flow of $962 Million
•Increases Quarterly Dividend by 1% to $0.71 Per Share
•Initiates Consolidation of Woburn Facility into Newbury Park as Part of Long-Term Manufacturing Optimization Efforts

IRVINE, Calif., Aug. 5, 2025 – Skyworks Solutions, Inc. (Nasdaq: SWKS), a leading developer, manufacturer and provider of analog and mixed-signal semiconductors and solutions for numerous applications, today reported results for the fiscal quarter ended June 27, 2025.
Revenue for the third fiscal quarter of 2025 was $965 million. On a GAAP basis, operating income for the third fiscal quarter was $111 million with diluted earnings per share of $0.70. On a non-GAAP basis, operating income was $224 million with non-GAAP diluted earnings per share of $1.33.
“Skyworks delivered another strong quarter, with revenue up 7% year-over-year and both gross margin and non-GAAP EPS exceeding the high-end of our guidance,” said Phil Brace, chief executive officer and president of Skyworks. “We’re encouraged by the momentum in Mobile and steady strength across our Broad Markets, driven by long-term growth trends in edge IoT, automotive and data center.”

Third Fiscal Quarter Business Highlights
•Secured 5G content across premium Android smartphones, including a flagship model from Samsung Galaxy
•Captured new automotive programs with global OEMs such as BYD, Ford, Geely, and Nissan, spanning 5G telematics and in-vehicle infotainment systems
•Expanded momentum in Wi-Fi 7 with increased design activity across cable, retail, and enterprise access points
•Unveiled industry’s first single-chip ultra-low jitter clocks supporting simultaneous Ethernet and PCI Express outputs for AI data center applications
Fourth Fiscal Quarter 2025 Outlook
We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this earnings release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.
“For the September quarter, we anticipate revenue of $1.00 billion to $1.03 billion, with non-GAAP diluted earnings per share of $1.40 at the mid-point of the revenue range,” said Rob Schriesheim, interim chief financial officer of Skyworks.
“Mobile remains healthy, with solid order patterns and projected sequential growth of mid-single digits. Broad Markets is on track for another quarter of sequential growth and accelerating year-over-year performance.”

Dividend Increase and Payment
Skyworks’ board of directors has declared a cash dividend of $0.71 per share of the Company’s common stock, representing a 1% increase from the prior quarterly dividend of $0.70 per share. The dividend is payable on Sept. 16, 2025, to stockholders of record at the close of business on Aug. 26, 2025.
Skyworks’ Third Quarter 2025 Conference Call
Skyworks will host a conference call with analysts to discuss its third quarter fiscal 2025 results and business outlook on Aug. 5, 2025, at 4:30 p.m. EDT.
To listen to the conference call, please visit the investor relations section of Skyworks’ website at https://investors.skyworksinc.com/events-presentations. Playback of the conference call will be available on Skyworks’ website at www.skyworksinc.com/investors beginning at 9 p.m. EDT on Aug. 5, 2025. Additionally, a transcript of the Company’s prepared remarks will be made available on our website promptly after their conclusion during the call.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. We are a leading developer, manufacturer and provider of analog and mixed-signal semiconductors and solutions for numerous applications, including aerospace, automotive, broadband, cellular infrastructure, connected home, defense, entertainment and gaming, industrial, medical, smartphone, tablet and wearables.

Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® market index (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This earnings release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future events, prospects, expectations and results of Skyworks (e.g., certain projections and business trends, as well as plans for dividend payments). Forward-looking statements can often be identified by words such as “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected and may affect our future operating results, financial position and cash flows.

These risks, uncertainties and other important factors include: the risks of doing business internationally, including from trade war or trade protection measures (e.g., tariffs, retaliatory tariffs and other countermeasures or taxes), increased import/export restrictions and controls (e.g., our ability to obtain foreign-sourced raw materials, including from Chinese-based sources, as well as our ability to sell products to certain specified foreign entities only pursuant to a limited export license from the U.S. Department of Commerce), the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic cycles or changes in economic conditions, including inflation and recession that could result from trade war or trade protection measures; our reliance on a small number of key customers for a large percentage of our sales; decreased gross margins and loss of market share as a result of increased competition; our ability to obtain design wins from customers; market acceptance of our products and our customers’ products, including market acceptance of new, emerging technologies such as AI; delays in the deployment of commercial 5G networks or in consumer adoption of 5G-enabled devices; the volatility of our stock price; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials, including rare earth and similar minerals, supplier components, equipment and shipping and logistics services, including limits on our customers’ ability to obtain such services and materials; risks that we may not be able to optimize our manufacturing footprint and achieve any financial and operational benefits from such efforts, including reducing fixed costs or improving utilization rates, disruptions to our manufacturing processes, including relating to any relocation of our key facilities; our ability to successfully manage our senior management transitions; our ability to retain, recruit and hire key executives or the departure of any such executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; other economic, social, military and geopolitical conditions in the countries in which we, our customers or our suppliers operate, including the conflicts in Ukraine and the Middle East, possible disruptions in transportation networks, and fluctuations in foreign currency exchange rates; reduced flexibility in operating our business as a result of the indebtedness incurred in connection with the transaction with Silicon Laboratories Inc.; the effects of global health crises on business conditions in our industry, including the risk of significant disruptions to our business operations, as well as negative impacts to our financial condition; our ability to prevent theft of our intellectual property, disclosure of confidential information or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire and/or enter into strategic alliances; and other risks and uncertainties, including those detailed from time to time in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this earnings release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only and are the property of their respective owners.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net revenue	$965.0	$905.5	$2,986.7	$3,153.0
Cost of goods sold	564.0	541.4	1,752.1	1,862.0
Gross profit	401.0	364.1	1,234.6	1,291.0
Operating expenses:
Research and development	199.4	160.7	562.4	468.1
Selling, general, and administrative	89.3	71.2	259.9	226.7
Amortization of intangibles	0.2	0.2	0.7	0.7
Restructuring, impairment, and other charges	1.5	1.6	22.6	17.5
Total operating expenses	290.4	233.7	845.6	713.0
Operating income	110.6	130.4	389.0	578.0
Interest expense	(6.6)	(6.6)	(20.2)	(23.8)
Other income, net	8.0	9.6	35.9	23.8
Income before income taxes	112.0	133.4	404.7	578.0
Provision for income taxes	7.0	12.5	69.0	42.5
Net income	$105.0	$120.9	$335.7	$535.5
Earnings per share:
Basic	$0.70	$0.75	$2.15	$3.34
Diluted	$0.70	$0.75	$2.14	$3.32
Weighted average shares:
Basic	150.0	160.4	156.3	160.2
Diluted	150.3	161.4	156.9	161.4

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Nine Months Ended
(in millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
GAAP gross profit	$401.0	$364.1	$1,234.6	$1,291.0
Share-based compensation expense [a]	8.5	5.7	21.5	26.1
Amortization of acquisition-related intangibles	37.7	39.5	114.8	120.2
Restructuring and other charges	7.0	6.8	25.1	6.8
Non-GAAP gross profit	$454.2	$416.1	$1,396.0	$1,444.1
GAAP gross margin %	41.6%	40.2%	41.3%	40.9%
Non-GAAP gross margin %	47.1%	46.0%	46.7%	45.8%

	Three Months Ended		Nine Months Ended
(in millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
GAAP operating income	$110.6	$130.4	$389.0	$578.0
Share-based compensation expense [a]	55.2	42.7	168.9	142.1
Acquisition-related expenses	2.8	0.5	3.4	1.6
Amortization of acquisition-related intangibles	37.9	39.7	115.5	120.9
Settlements, gains, losses, and impairments	—	(4.2)	(1.8)	10.1
Restructuring and other charges	17.9	9.9	56.3	11.1
Non-GAAP operating income	$224.4	$219.0	$731.3	$863.8
GAAP operating margin %	11.5%	14.4%	13.0%	18.3%
Non-GAAP operating margin %	23.3%	24.2%	24.5%	27.4%

	Three Months Ended		Nine Months Ended
(in millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
GAAP net income	$105.0	$120.9	$335.7	$535.5
Share-based compensation expense [a]	55.2	42.7	168.9	142.1
Acquisition-related expenses	2.8	0.5	3.4	1.6
Amortization of acquisition-related intangibles	37.9	39.7	115.5	120.9
Settlements, gains, losses, and impairments	—	(4.2)	(1.8)	10.1
Restructuring and other charges	17.9	9.9	56.3	11.1
Tax adjustments	(18.4)	(14.4)	(22.6)	(58.6)
Non-GAAP net income	$200.4	$195.1	$655.4	$762.7

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
GAAP net income per share, diluted	$0.70	$0.75	$2.14	$3.32
Share-based compensation expense [a]	0.36	0.26	1.08	0.88
Acquisition-related expenses	0.02	—	0.02	0.01
Amortization of acquisition-related intangibles	0.25	0.25	0.74	0.75
Settlements, gains, losses, and impairments	—	(0.02)	(0.01)	0.06
Restructuring and other charges	0.12	0.06	0.36	0.07
Tax adjustments	(0.12)	(0.09)	(0.15)	(0.36)
Non-GAAP net income per share, diluted	$1.33	$1.21	$4.18	$4.73

	Three Months Ended		Nine Months Ended
(in millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
GAAP net cash provided by operating activities	$314.1	$273.5	$1,100.8	$1,348.6
Capital expenditures	(61.4)	(24.4)	(139.0)	(74.2)
Non-GAAP free cash flow	$252.7	$249.1	$961.8	$1,274.4
GAAP net cash provided by operating activities margin %	32.5%	30.2%	36.9%	42.8%
Non-GAAP free cash flow margin %	26.2%	27.5%	32.2%	40.4%

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP diluted earnings per share, and (v) non-GAAP free cash flow and free cash flow margin. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies, and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations, or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP diluted earnings per share, and non-GAAP free cash flow and free cash flow margin because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We also believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We further believe that providing non-GAAP free cash flow and free cash flow margin provide insight into our liquidity, our cash-generating capability, and the amount of cash potentially available to return to shareholders. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense, amortization of acquisition-related intangibles, and restructuring and other charges. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, and restructuring-related charges. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items. We calculate non-GAAP free cash flow by deducting capital expenditures from GAAP net cash provided by operating activities. We exclude certain items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation Expense - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses and Amortization of Acquisition-Related Intangibles - including such items as, when applicable, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related expenses, and amortization of acquired intangible assets because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Settlements, Gains, Losses, and Impairments - because such settlements, gains, losses, and impairments (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized, and/or (5) can vary significantly in amount between companies and make comparisons less reliable.

Restructuring and Other Charges - because these charges have no direct correlation to our future business operations and including such charges or reversals does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the fourth quarter of our 2025 fiscal year (“Q4 2025”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q4 2025 GAAP diluted earnings per share to a forward-looking estimate of Q4 2025 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q4 2025 (other than estimated share-based compensation expense of $0.20 to $0.40 per diluted share, estimated amortization of intangibles of $0.20 to $0.30 per diluted share and certain tax items of -$0.15 to $0.20 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses, and impairments, and other unanticipated non-recurring items not reflective of ongoing operations. The probable significance of these unknown items, in the aggregate, is estimated to be in the range of $0.00 to $0.15 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a] The following table summarizes the expense recognized in accordance with ASC 718 - Compensation, Stock Compensation (in millions):

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Cost of goods sold	$8.5	$5.7	$21.5	$26.1
Research and development	32.8	21.8	86.0	67.1
Selling, general, and administrative	13.9	15.2	48.9	48.9
Restructuring, impairment, and other charges	—	—	12.5	—
Total share-based compensation	$55.2	$42.7	$168.9	$142.1

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
(in millions)	June 27, 2025	September 27, 2024
Assets
Cash, cash equivalents, and marketable securities	$1,336.7	$1,574.1
Accounts receivable, net	396.2	508.8
Inventory	706.5	784.8
Property, plant, and equipment, net	1,213.8	1,280.3
Goodwill and intangible assets, net	3,028.9	3,077.2
Other assets	1,032.5	1,058.1
Total assets	$7,714.6	$8,283.3

Liabilities and Equity
Accounts payable	$205.5	$171.8
Accrued and other liabilities	861.2	780.5
Debt	995.4	994.3
Stockholders’ equity	5,652.5	6,336.7
Total liabilities and equity	$7,714.6	$8,283.3

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(in millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Net income	$105.0	$120.9	$335.7	$535.5
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	55.2	42.7	168.9	142.1
Depreciation	70.1	66.2	206.3	196.3
Amortization of intangible assets	45.8	46.0	139.8	139.6
Deferred income taxes	1.4	1.0	21.1	(2.2)
Asset impairment charges	—	0.6	—	16.8
Amortization of debt discount and issuance costs	0.5	0.4	1.5	2.0
Other, net	(1.6)	(4.5)	(5.2)	(6.6)
Changes in assets and liabilities:
Receivables, net	(24.3)	7.9	112.6	256.9
Inventory	(26.8)	13.8	85.2	291.5
Accounts payable	21.6	3.9	32.6	0.4
Other current and long-term assets and liabilities	67.2	(25.4)	2.3	(223.7)
Net cash provided by operating activities	314.1	273.5	1,100.8	1,348.6
Cash flows from investing activities:
Capital expenditures	(61.4)	(24.4)	(139.0)	(74.2)
Purchased intangibles	(6.7)	(5.1)	(24.1)	(20.2)
Purchases of marketable securities	(135.9)	(14.4)	(415.9)	(25.7)
Sales and maturities of marketable securities	126.6	9.9	473.9	25.3
Other	—	5.9	2.2	10.3
Net cash used in investing activities	(77.4)	(28.1)	(102.9)	(84.5)
Cash flows from financing activities:
Repurchase of common stock - payroll tax withholdings on equity awards	(4.5)	(1.0)	(43.4)	(34.4)
Repurchase of common stock - stock repurchase program	(330.2)	(77.3)	(830.2)	(77.3)
Dividends paid	(103.9)	(109.1)	(327.0)	(327.1)
Net proceeds from exercise of stock options	—	—	—	1.1
Proceeds from employee stock purchase plan	—	—	20.0	18.2
Payments of debt	—	—	—	(300.0)
Net cash used in financing activities	(438.6)	(187.4)	(1,180.6)	(719.5)
Net increase (decrease) in cash and cash equivalents	(201.9)	58.0	(182.7)	544.6
Cash and cash equivalents at beginning of period	1,387.8	1,205.4	1,368.6	718.8
Cash and cash equivalents at end of period	$1,185.9	$1,263.4	$1,185.9	$1,263.4